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EXHIBIT 11 -- Computation of Per Share Earnings

(In thousands, except per share data)                                        2003               2002                2001
                                                                         ------------       ------------        ------------
NUMERATOR:
   Income (loss) before cumulative effect of a change in accounting
      principle                                                          $  1,145,591       $    724,823        $ (1,144,026)
   Cumulative effect of a change in accounting principle                           --        (16,778,526)                 --
                                                                         ------------       ------------        ------------
   Net income (loss)                                                        1,145,591        (16,053,703)         (1,144,026)
   Effect of dilutive securities:
      Convertible debt -- 2.625% issued in 1998                                 2,106              8,931               9,358     *
      Convertible debt -- 1.5% issued in 1999                                      --              7,704               9,300     *
      LYONS -- 1996 issue                                                          --                 --                (225)    *
      LYONS -- 1998 issue                                                       1,446              4,815   *           4,594     *

      Less: Anti-dilutive items                                                    --             (4,815)            (23,027)
                                                                         ------------       ------------        ------------
Numerator for net income (loss) before cumulative effect of a change
   in accounting principle per common share - diluted                       1,149,143            741,458          (1,144,026)
Numerator for cumulative effect of a change in accounting principle
   per common share - diluted                                                      --        (16,778,526)                 --
                                                                         ------------       ------------        ------------
Numerator for net income (loss) per common share - diluted               $  1,149,143       $(16,037,068)       $ (1,144,026)
                                                                         ============       ============        ============
DENOMINATOR:
   Weighted average common shares                                             614,651            606,861             591,965
   Effect of dilutive securities:
      Stock options and common stock warrants                                   3,167              3,911              11,731     *
      Convertible debt -- 2.625% issued in 1998                                 2,060              8,855               9,282     *
      Convertible debt -- 1.5% issued in 1999                                      --              7,813               9,454     *
      LYONS -- 1996 issue                                                          --                 --               1,743     *
      LYONS -- 1998 issue                                                         892              3,085   *           3,085     *

      Less: Anti-dilutive items                                                    --             (3,085)            (35,295)
                                                                         ------------       ------------        ------------
Denominator for net income (loss) per common share - diluted                  620,770            627,440             591,965
                                                                         ============       ============        ============
Net income (loss) per common share:
      Income (loss) before cumulative effect of a change in
        accounting principle - Basic                                     $       1.86       $       1.20        $      (1.93)
      Cumulative effect of a change in accounting principle - Basic                --             (27.65)                 --
                                                                         ------------       ------------        ------------
      Net income (loss) - Basic                                          $       1.86       $     (26.45)       $      (1.93)
                                                                         ============       ============        ============
      Income (loss) before cumulative effect of a change in
        accounting principle - Diluted                                   $       1.85       $       1.18        $      (1.93)
      Cumulative effect of a change in accounting principle - Diluted              --             (26.74)                 --
                                                                         ------------       ------------        ------------
      Net income (loss) - Diluted                                        $       1.85       $     (25.56)       $      (1.93)
                                                                         ============       ============        ============

* Denotes items that are anti-dilutive to the calculation of earnings per share.